UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————
FORM 8‑K
—————————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2016
—————————
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001‑37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)

(720) 630-2600
(Registrant's telephone number, including area code)
—————————
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
—————————

Item 1.01.    Entry into a Material Definitive Agreement.

On June 29, 2016, National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), and NSA OP, LP, a Delaware limited partnership (the "Operating Partnership"), entered into an underwriting agreement with Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule A thereto, in connection with the offer and sale by the Company to the underwriters of 12,046,250 common shares of beneficial interest, par value $0.01 per share (the "Shares") (including 1,571,250 Shares pursuant to an option to purchase additional Shares), at a public offering price of $20.75 per share. The Company received aggregate net proceeds from the offering of approximately $237.7 million after deducting the underwriting discount and offering expenses. The Shares are being offered and sold under a prospectus supplement and accompanying prospectus filed with the U.S. Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File No. 333-211570). The offering closed on July 6, 2016. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2016, the Company, as parent guarantor, and the Operating Partnership, as borrower (together with certain subsidiaries of the Operating Partnership), entered into a credit agreement (the "Credit Agreement") with Capital One, National Association, as Administrative Agent (in such capacity, the "Agent"), Regions Bank ("Regions"), U.S. Bank National Association ("U.S. Bank"), and Capital One, as co-bookrunners and co-lead arrangers, and Regions and U.S. Bank, as syndication agents, to make available a term loan facility (the "Term Loan Facility") in an aggregate amount of $100 million.

The Term Loan Facility is expected to mature on June 29, 2023. The entire outstanding principal amount of, and all accrued but unpaid interest, is due on the maturity date. The Operating Partnership has an expansion option under the Term Loan Facility, which, if exercised in full, would provide for a total Term Loan Facility in an aggregate amount of $200 million.

Interest rates applicable to loans under the Term Loan Facility are payable during such periods as such loans are LIBOR loans, at the applicable LIBOR based on a 1, 2, 3 or 6 month LIBOR period (as elected by the Operating Partnership at the beginning of any applicable interest period) plus an applicable margin, and during the period that such loans are base rate loans, at the base rate under the Term Loan Facility in effect from time to time plus an applicable margin. The base rate under the Term Loan Facility is equal to the greatest of the Agent's prime rate, the federal funds rate plus 0.50% or one month LIBOR plus 1.00%. The applicable margin for the Term Loan Facility is leverage-based and ranges from 1.75% to 2.35% for LIBOR loans and 0.75% to 1.35% for base rate loans; provided that after such time as the Operating Partnership achieves an investment grade rating from at least two rating agencies, the Operating Partnership may elect (but is not required to elect) that the Term Loan Facility is subject to the rating based on applicable margins ranging from 1.50% to 2.45% for LIBOR Loans and 0.50% to 1.45% for base rate loans.

As of June 30, 2016, $100 million was outstanding under the Term Loan Facility.

The Operating Partnership is required to comply with the following financial covenants under the Term Loan Facility:

•	Maximum total leverage ratio not to exceed 60%;

•	Minimum fixed charge coverage ratio of at least 1.5x;

•	Minimum net worth of at least $682.6 million plus 75% of future equity issuances;

•	Maximum unsecured debt to unencumbered asset value ratio not to exceed 60%; and

•	Unencumbered adjusted net operating income to unsecured interest expense of at least 2.0x.

In addition, the terms of the Term Loan Facility contain customary affirmative and negative covenants that, among other things, limit the Company's ability to make distributions or certain investments, incur debt, incur liens and enter into certain transactions. A breach of such covenants would entitle the Agent to accelerate the Operating Partnership's debt obligations.

Item 3.02.    Unregistered Sales of Equity Securities.

Following a prescribed period of time, a holder of Class A common units of limited partner interest ("OP units") in the Operating Partnership may redeem all or some of such holder's OP units, at such holder's option, for cash equal to the market value of an equivalent number of Shares of the Company. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership by issuing one Share in exchange for each OP unit tendered for redemption.

Between June 23, 2016 and July 5, 2016, after receiving notices of redemption from certain holders of OP units, the Company, in its capacity as general partner of the Operating Partnership, elected to issue 239,059 Shares to such holders in exchange for 239,059 OP units in satisfaction of the Operating Partnership's redemption obligations.

The information in Item 8.01 below is incorporated into this Item 3.02 by reference.

Item 8.01.    Other Events.

On June 23, 2016, the Company, through the Operating Partnership, completed its acquisition of one self storage property adjoining one of the Company's existing self storage properties from SecurCare Self Storage, Inc., one of the Company's existing PROs and an affiliate of Arlen D. Nordhagen, the Company's president, chief executive officer and chairman, in consideration for 51,799 OP units.

Beginning one year after the June 23, 2016 issuance described above, the OP units issued by the Operating Partnership will be redeemable at the option of the holders thereof for a cash amount per OP unit equal to the market value of an equivalent number of Shares of the Company. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership by issuing one Share in exchange for each OP unit tendered for redemption. The Company has elected to report early the potential private placement of its Shares in relation to the June 23, 2016 OP unit issuances that may occur if the holders elect to redeem their OP units and the Company elects to assume the redemption obligation of the Operating Partnership as described above.

The issuances of Shares and OP units described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated June 29, 2016, among National Storage Affiliates Trust and NSA OP, LP and Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Storage Affiliates Trust

By:	/s/ TAMARA D. FISCHER
Name:	Tamara D. Fischer
Title:	Executive Vice President and Chief Financial Officer
Date: July 6, 2016